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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the capition "Experts" in the accompanying Registration Statement (Form S-4) and related Prospectus of Simon Property Group, Inc. (the Company) for the registration of common stock, 6% Series I Convertible Perpetual Preferred Stock and 8 3/8% Series J Cumulative Redeemable Preferred Stock and to the incorporation by reference therein of our reports dated February 5, 2004 (except for Notes 3 and 4, as to which the date is July 26, 2004), with respect to the consolidated financial statements of the Company as of December 31, 2003 and 2002 and each of the two years then ended or incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 2003, as amended on Form 8-K and the related financial statement schedule included therein filed with the Securities and Exchange Commission August 11, 2004.

                      ERNST & YOUNG LLP

Indianapolis, Indiana
August 13, 2004

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Consent of Independent Registered Public Accounting Firm